UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

IMAGE SENSING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, MN	55104
(Address of principal executive offices)	(Zip Code)

(651) 603-7700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)             On March 9, 2007, Image Sensing Systems, Inc. (the “Company”) entered into an Employment Agreement with James Murdakes, its Chief Executive Officer and Chairman of the Board of Directors. The following description of the Employment Agreement is qualified by reference to the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The Employment Agreement provides that Mr. Murdakes has transitioned his role as President; that he will continue his role as Chief Executive Officer through May 31, 2007, when that role will transition to his successor; and that through June 2007, he will continue his employment with the Company in the capacity of executive consultant to the newly-appointed Chief Executive Officer. Mr. Murdakes will retire from his employment with the Company effective July 1, 2007. He will, however, continue his role as Chairman of the Board of Directors. The Agreement also provides that retroactive to January 1, 2007, Mr. Murdakes’s base salary will be $155,000 per year and he will be paid his pro rata base salary and receive insurance and other benefits in accordance with the Company’s standard and executive benefits through June 30, 2007.

The Agreement provides that when Mr. Murdakes retires on July 1, 2007, his salary, participation in the Company’s employee benefits plans, and receipt of employment perquisites will cease. However, if he signs a release in the form attached as Exhibit A to the Agreement, he will receive as severance a pro rata portion of his base salary through December 31, 2007. Under the Agreement, during the period from and including July 1 through December 31, 2007, Mr. Murdakes is to provide consultation to the new Chief Executive Officer at no additional compensation and serve as Chairman of the Company’s Board of Directors with compensation consistent with the Company’s pay schedule for outside directors. The Employment Agreement also provides that if the Company terminates Mr. Murdakes’s employment for any of the reasons expressly described in the Agreement, he will not be entitled to any severance.

Under the Employment Agreement, Mr. Murdakes expressly agrees that the Confidentiality, Noncompetition and Invention Assignment Agreement which he signed on or about March 9, 2007 remains in effect and survives his retirement.

The Employment Agreement provides that it supersedes any and all former employment agreements, including the Employment Agreement between the Company and Mr. Murdakes dated April 7, 2006.

Part 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.	The following exhibit is hereby filed with this Current Report on Form 8-K:

10.1         Employment Agreement dated March 9, 2007 by and between James Murdakes and Image Sensing Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: March 13, 2007.

By	/s/ Gregory R. L. Smith
Gregory R. L. Smith
Chief Financial Officer and Treasurer
(Principal Financial Officer)